UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2013

Ellington Residential Mortgage REIT
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 12, 2013, the Board of Trustees (the "Board") of Ellington Residential Mortgage REIT (the "Company"), upon the recommendation of the Compensation Committee of the Board, approved 2013 incentive compensation for Lisa Mumford, the Company's Chief Financial Officer. Pursuant to the 2013 incentive compensation package approved by the Board, Ms. Mumford will receive a discretionary cash bonus of $132,000, with the payment of approximately 56% of this cash bonus deferred to the end of the 2014 fiscal year (the “Deferral Period”). During the Deferral Period, the deferred portion of the bonus will be subject to forfeiture under certain circumstances, including in the event Ms. Mumford resigns or her employment is terminated for cause.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Dated: December 13, 2013	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer